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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 30, 2001
                        (Date of earliest event reported)

                                   HYSEQ, INC.
             (Exact name of Registrant as specified in its charter)

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
        Nevada                     000-22873                    36-3855489
      (State of              (Commission File No.)             (IRS Employer
    Incorporation)                                           Identification No.)
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                               670 Almanor Avenue
                           Sunnyvale, California 94085
          (Address of principal executive offices, including zip code)

                                  408-524-8100
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

        On April 30, 2001, Hyseq, Inc. ("we" or "our") leased an additional 138,698 square feet of space at 985 Almanor Avenue in Sunnyvale, California, adjacent to our current operating facilities. The lease on this new space requires base lease payment of approximately $451,000 per month and extends through May 31, 2011. Lease payments over the ten-year term of the lease total approximately $54.1 million. Pursuant to the terms of the lease, we are required to provide a letter of credit in the amount of $4.0 million as additional security for the lease, which requirement expires after 5 years if we are not in default under the lease.


Item 7. Financial Statements and Exhibits.

(c) Exhibit

        10.18 Lease between The Irvine Company and Hyseq, Inc. dated as of April 30, 2001


SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HYSEQ, INC.

                                       /s/ Ted W. Love
                                       -----------------------------------------
                                       Name: Ted W. Love
                                       Title: President and Chief Executive
                                              Officer


Date: May 21, 2001


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EXHIBIT INDEX

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
Exhibit No.      Description of Exhibit
-----------      ----------------------
10.18            Lease between The Irvine Company and Hyseq, Inc. dated as of
                 April 30, 2001
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